                                                                     EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF JUNE 24, 1998

                                  BY AND AMONG

                         FIRST SIERRA FINANCIAL, INC.,

                       SIERRA ACQUISITION CORPORATION II,

                            THE REPUBLIC GROUP, INC.

                                JAMES T. RAEDER

                                      AND

                                MARK G. MCQUITTY

                               TABLE OF CONTENTS


                                                                                                                   Page No.
                                                                                                                   --------
                                                        ARTICLE I

                                                        THE MERGER

         SECTION 1.1      THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.2      EFFECTIVE TIME OF THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                        ARTICLE II

                                          THE SURVIVING AND PARENT CORPORATIONS

         SECTION 2.1      CERTIFICATE OF INCORPORATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 2.2      BYLAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 2.3      DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 2.4      OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                       ARTICLE III

                                                 CONVERSION OF SECURITIES

         SECTION 3.1      CONVERSION OF COMPANY SECURITIES IN THE MERGER  . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 3.2      ANTI-DILUTION PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         SECTION 3.3      EFFECT OF MERGER ON CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         SECTION 3.4      NO FRACTIONAL SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         SECTION 3.5      CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         SECTION 3.6      CLOSING OF THE COMPANY'S TRANSFER BOOKS . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         SECTION 3.7      ESCROW AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

                                                        ARTICLE IV

                                              REPRESENTATIONS AND WARRANTIES
                                                 OF PARENT AND SUBSIDIARY

         SECTION 4.1      ORGANIZATION AND QUALIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 4.2      CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 4.3      SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         SECTION 4.4      AUTHORITY; NON-CONTRAVENTION; APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         SECTION 4.5      REPORTS AND FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 4.6      ABSENCE OF UNDISCLOSED LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8





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
         SECTION 4.7      ABSENCE OF CERTAIN CHANGES OR EVENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 4.8      LITIGATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 4.9      NO VIOLATION OF LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 4.10     COMPLIANCE WITH AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 4.11     TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 4.12     [INTENTIONALLY OMITTED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 4.13     NON-COMPETITION AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 4.14     TITLE TO ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 4.15     POOLING OF INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 4.16     BROKERS AND FINDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 4.17     OWNERSHIP OF COMPANY COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                        ARTICLE V

                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                                                   AND THE STOCKHOLDERS

         SECTION 5.1      ORGANIZATION AND QUALIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 5.2      CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 5.3      SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 5.4      AUTHORITY; NON-CONTRAVENTION; APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 5.5      FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 5.6      ABSENCE OF UNDISCLOSED LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 5.7      ABSENCE OF CERTAIN CHANGES OR EVENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 5.8      LITIGATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 5.9      [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 5.10     PERMITS; COMPLIANCE WITH LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 5.11     CONTRACTS AND AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 5.12     TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 5.13     EMPLOYEE BENEFIT PLANS; ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 5.14     LABOR CONTROVERSIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 5.15     REAL PROPERTY; ENVIRONMENTAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 5.16     NON-COMPETITION AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 5.17     TITLE TO ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 5.18     POOLING OF INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 5.19     CERTAIN BUSINESS PRACTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 5.20     INTELLECTUAL PROPERTY RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 5.21     INSIDER INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 5.22     BROKERS AND FINDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 5.23     BUSINESS RELATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 5.24     INTEREST PURCHASE AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28





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
                                                        ARTICLE VI

                                    REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         SECTION 6.1      OWNERS OF COMPANY COMMON STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 6.2      AUTHORITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 6.3      NO CONFLICTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 6.4      INVESTOR STATUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 6.6      REORGANIZATION AND POOLING OF INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                       ARTICLE VII

                                          CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 7.1      CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER . . . . . . . . . . . . . . . . . . .  31
         SECTION 7.2      CONDUCT OF BUSINESS BY PARENT AND SUBSIDIARY PENDING THE MERGER . . . . . . . . . . . . . .  32
         SECTION 7.3      CONTROL OF THE COMPANY'S OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 7.4      CONTROL OF PARENT'S OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 7.5      ACQUISITION TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                                       ARTICLE VIII

                                                  ADDITIONAL AGREEMENTS

         SECTION 8.1      ACCESS TO INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 8.2      [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 8.3      COMPLIANCE WITH THE SECURITIES ACT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 8.4      [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 8.5      EXPENSES AND FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 8.6      AGREEMENT TO COOPERATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 8.7      PUBLIC STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 8.8      NOTIFICATION OF CERTAIN MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         SECTION 8.9
                          (a)      EMPLOYMENT AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          (b)      NON-COMPETITION AND CONFIDENTIALITY AGREEMENTS . . . . . . . . . . . . . . . . . .  36
                          (c)      STOCK OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 8.10     BENEFITS AND CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36





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
         SECTION 8.11     COOPERATION WITH RESPECT TO TAX RETURNS . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 8.12     INDEMNIFICATION OF DIRECTORS AND OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 8.13     RESALE REGISTRATION STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                                        ARTICLE IX

                                                        CONDITIONS

         SECTION 9.1      CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER  . . . . . . . . . . . . . . . .  43
         SECTION 9.2      CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER  . . . . . . . . . . . . . . .  43
         SECTION 9.3      CONDITIONS TO OBLIGATIONS OF PARENT AND SUBSIDIARY TO EFFECT THE MERGER   . . . . . . . . .  44

                                                        ARTICLE X

                                                     INDEMNIFICATION

         SECTION 10.1     INDEMNIFICATION OF PARENT INDEMNIFIED PARTIES . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 10.2     INDEMNIFICATION OF THE COMPANY INDEMNIFIED PARTIES  . . . . . . . . . . . . . . . . . . . .  46
         SECTION 10.3     DEFENSE OF THIRD-PARTY CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 10.4     DIRECT CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 10.5     LIMITATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 10.6     RECOURSE AGAINST ESCROWED SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                                                        ARTICLE XI

                                            TERMINATION, AMENDMENT AND WAIVER

         SECTION 11.1     TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 11.2     EFFECT OF TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 11.3     AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 11.4     WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51





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
                                                       ARTICLE XII

                                                    GENERAL PROVISIONS

         SECTION 12.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 12.2     NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 12.3     INTERPRETATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 12.4     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 12.5     COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 12.6     PARTIES IN INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 12.7     CAPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 12.8     NO WAIVER RELATING TO CLAIMS FOR FRAUD  . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 12.9     SEVERABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                   EXHIBITS

         EXHIBIT A        -       CALIFORNIA STATUTORY AGREEMENT OF MERGER
                                  DELAWARE STATUTORY CERTIFICATE OF MERGER
         EXHIBIT B        -       ESCROW AGREEMENT
         EXHIBIT C        -       STOCKHOLDERS SHARES
         EXHIBIT D        -       AFFILIATE AGREEMENT
         EXHIBIT E        -       LEGAL OPINION OF McDERMOTT, WILL & EMERY
         EXHIBIT F        -       INTEREST PURCHASE AGREEMENT
                                  (REPUBLIC FLEET SERVICES, LLC)
         EXHIBIT G        -       INTEREST PURCHASE AGREEMENT
                                  (REPUBLIC COMMERCIAL CREDIT, LLC)

                                  SCHEDULES

         PARENT DISCLOSURE SCHEDULE
         COMPANY DISCLOSURE SCHEDULE

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of June 24, 1998 (this "Agreement"), is made and entered into by and among First Sierra Financial, Inc., a Delaware corporation ("Parent"), Sierra Acquisition Corporation II, a Delaware corporation and a wholly-owned subsidiary of Parent ("Subsidiary"), The Republic Group, Inc., a California corporation ("Republic"), and the stockholders of the Company identified on the signature pages hereto (each a "Stockholder" and collectively the "Stockholders"). For purposes of this Agreement, all references to the "Company" shall mean Republic and Eagle Holdings, LLC, a California limited liability company.

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of each of Parent, Subsidiary and the Company (i) are of the opinion that the transactions described herein are in the best interests of Parent, Subsidiary and the Company, as the case may be, and their respective stockholders and (ii) have approved the merger of Subsidiary with and into the Company on the terms set forth in this Agreement (the "Merger");

         WHEREAS, Parent, Subsidiary and the Company intend the Merger to qualify as a (i) tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder and (ii) pooling of interests for accounting purposes; and

         WHEREAS, the stockholders of the Company have approved and adopted this Agreement and the transactions contemplated hereby;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                   THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the California General Corporation Law (the "CGCL"), and the Delaware General Corporation Law (the "DGCL"), Subsidiary shall be merged with and into the Company and the separate existence of Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

         SECTION 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as shall be stated in certificates of merger, substantially in the form attached hereto as Exhibit A, to be filed with the Secretary of State of the States of California and Delaware in accordance with the CGCL and the DGCL, respectively (the "Merger Filings"). The Merger Filings shall occur simultaneously with the closing of the transactions contemplated by this Agreement in accordance with Section 3.6. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof. Accordingly, the parties shall, subject to the provisions hereof, use all reasonable efforts to consummate, as soon as practicable, the transactions contemplated by this Agreement in accordance with Section 3.6.


                                   ARTICLE II

                     THE SURVIVING AND PARENT CORPORATIONS

         SECTION 2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Subsidiary in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, as amended pursuant to the Merger Filing.

         SECTION 2.2 BYLAWS. The Bylaws of Subsidiary as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time.

         SECTION 2.3 DIRECTORS. The directors of Subsidiary in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation after the Effective Time, and such directors shall serve in accordance with the Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

         SECTION 2.4 OFFICERS. The officers of Subsidiary in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation after the Effective Time, and such officers shall serve in accordance with the Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.


                                  ARTICLE III

                            CONVERSION OF SECURITIES

         SECTION 3.1 CONVERSION OF COMPANY SECURITIES IN THE MERGER. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Parent, Subsidiary or the Company:

                 (a) All of the shares of the common stock, no par value of the Company (the "Company Common Stock") shall, as of the Effective Time and subject to the provisions of this Article III, be converted into the right to receive, without interest, an aggregate number of shares of the common stock, par value $.01 per share, of Parent ("Parent Common Stock") payable upon surrender of the certificates formerly representing such shares of Company Common Stock (the "Common Stock Consideration") in accordance with the following exchange ratio (the "Exchange Ratio"):

                          N =     $27,550,000
                                  -----------
                                       ACP

         where:

         "N" equals the aggregate number of shares of Parent Common Stock issuable upon conversion of the Company Common Stock.

         "ACP" equals the Average Closing Price (as defined in Section 11.1(b)(iv) below) as of the Effective Date.

         The aggregate Common Stock Consideration shall be allocated between the Stockholders in accordance with their relative ownership interests of Company Common Stock at the Effective Time.

                 (b) Each share of capital stock of the Company held in treasury by the Company or any subsidiary of the Company immediately prior to the Effective Time shall be canceled and no consideration shall be paid in exchange therefor and each such share shall cease to exist from and after the Effective Time.

         SECTION 3.2 ANTI-DILUTION PROVISIONS. In the event Parent changes the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or recapitalization transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         SECTION 3.3 EFFECT OF MERGER ON CAPITAL STOCK. As of the Effective Time, all shares of Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each holder of a certificate representing such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Common Stock Consideration. If any holder of Company Common Stock is unable to surrender such holder's certificate(s) theretofore representing Company Common Stock because such certificate has been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to Parent at the Closing. No interest shall be paid on any Common Stock Consideration payable to former holders of Company Common Stock. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any applicable transfer or other taxes required by reason of such issuance.

         SECTION 3.4 NO FRACTIONAL SECURITIES. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Parent Common Stock shall be issued in the Merger and no Parent Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder.

         SECTION 3.5 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at a location mutually agreeable to Parent and the Company as promptly as practicable (but in any event within five business days) following the date on which the last of the conditions set forth in Article VIII is fulfilled or waived, or at such other time and place as Parent and the Company shall agree. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

         SECTION 3.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At and after the Effective Time, holders of Company Certificates shall cease to have any rights as stockholders of the Company, except for the right to receive shares of Parent Common Stock pursuant to Section 3.1. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made.

         SECTION 3.7 ESCROW AGREEMENT. Pursuant to Article X hereof, the Stockholders have agreed to indemnify the Parent Indemnified Parties (as hereinafter defined) from and against certain Parent Indemnified Costs (as hereinafter defined). On or prior to Closing, the Stockholders, Parent and an escrow agent mutually agreed upon by Parent and the Stockholders shall enter into an Indemnification Escrow Agreement in the form of Exhibit B attached hereto (the "Escrow Agreement"). Notwithstanding any other provision in this Agreement to the contrary, in order to secure the indemnity obligations of the Stockholders to the Parent Indemnified Parties under this Agreement, ten percent (10%) of the shares of Parent Common Stock which would otherwise be delivered to the Stockholders as Common Stock Consideration at Closing pursuant to Section 3.1(a) (the "Escrowed Shares"), together with Stock Powers executed in blank, shall be deposited into and held in escrow pursuant to the terms of the Escrow Agreement. Parent is hereby directed by each Stockholder to deposit the number of Escrowed Shares set forth opposite such Stockholder's name in Annex A to the Escrow Agreement hereto with the Escrow Agent at the Closing and Parent shall make such deposit as directed.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND SUBSIDIARY

         Parent and Subsidiary each represent and warrant to the Company that, as of the date hereof and as of the Closing Date:

         SECTION 4.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole ("Parent Material Adverse Effect"). For purposes of this Agreement, Parent Material Adverse Effect shall not be deemed to include the impact on the financial condition or results of operations of Parent of (a) actions and omissions by Parent (or any of its subsidiaries) taken at the request of the Company in contemplation of the transactions contemplated hereby, and (b) the Merger and compliance with the provisions of this Agreement. True, accurate and complete copies of each of Parent's and Subsidiary's charters and Bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

         SECTION 4.2  CAPITALIZATION.

         (a) As of June 19, 1998, the authorized capital stock of Parent consisted of 25,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share ("Parent Preferred Stock"). As of June 19, 1998, (i) 12,670,632 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and free of preemptive rights, (ii) 38,437 shares of Parent Preferred Stock were issued and outstanding, (iii) no shares of Parent Common Stock or Parent Preferred Stock were held in the treasury of Parent, (iv) 1,726,626 shares of Parent Common Stock were reserved for issuance pursuant to the exercise of outstanding options and warrants to purchase Parent Common Stock and (v) 210,250 shares of Parent Common Stock were reserved for issuance upon conversion of outstanding Parent Preferred Stock. Assuming the conversion of all outstanding Parent Preferred Stock and the exercise of all outstanding options and warrants to purchase Parent Common Stock, as of June 19, 1998, there would be 14,607,508 shares of Parent Common Stock issued and outstanding. In addition, as of June 19, 1998, no more than 3,800,000 shares of Parent Common Stock were reserved and unissued pending conversion of shares of acquired companies.

         (b) The authorized capital stock of Subsidiary consists of 1,000 shares of Subsidiary Common Stock, of which 100 shares are issued and outstanding, which shares are owned beneficially and of record by Parent.

         (c) Except as disclosed in the Parent SEC Reports (as defined in Section 4.5) or in Section 4.2(a) or as otherwise contemplated by this Agreement, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Parent or any subsidiary of Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent or obligating Parent or any subsidiary of Parent to grant, extend or enter into any such agreement or commitment. Except as otherwise disclosed in the Parent SEC Reports, there are no voting trusts, proxies or other agreements or understandings to which Parent or any subsidiary of Parent is a party or is bound with respect to the voting of any shares of capital stock of Parent, other than voting agreements executed in connection with this Agreement. The shares of Parent Common Stock issued to stockholders of the Company in the Merger will be at the Effective Time duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

         SECTION 4.3 SUBSIDIARIES. Except as disclosed in Section 4.3 of the disclosure schedule of Parent, dated as of the date hereof and signed by an authorized officer of Parent ("Parent Disclosure Schedule"), each direct and indirect subsidiary of Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and each subsidiary of Parent is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; except in all cases where the failure to be so qualified and in good standing will not have a Parent Material Adverse Effect. All of the outstanding shares of capital stock of each corporate subsidiary of Parent are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by Parent free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of Parent, including any right of conversion or exchange under any outstanding security, instrument or agreement.

         SECTION 4.4  AUTHORITY; NON-CONTRAVENTION; APPROVALS.

         (a) Parent and Subsidiary each have full corporate power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of Parent and Subsidiary and Parent in its capacity as sole stockholder of Subsidiary, and no other corporate proceedings on the part of Parent or Subsidiary are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Subsidiary, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

         (b) The execution and delivery of this Agreement by each of Parent and Subsidiary do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or bylaws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by Parent and Subsidiary of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals and (y) in the case of the terms, conditions or provisions described in clause
(iii) above, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b) (and whether resulting from such execution and delivery or consummation), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not have a Parent Material Adverse Effect.

         (c) Except for (i) any filings by Parent required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) any necessary filings with various state securities commissions,
(iii) the making of the Merger Filings with the Secretary of State of the States of California and Delaware in connection with the Merger, (iv) any required filings with or approvals from The Nasdaq Stock Market, Inc. ("Nasdaq"), and (v) any required filings with applicable state regulatory authorities (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this

Agreement by Parent or Subsidiary or the consummation by Parent or Subsidiary of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not have a Parent Material Adverse Effect.

         SECTION 4.5 REPORTS AND FINANCIAL STATEMENTS. Since May 15, 1997, Parent has filed with the Securities and Exchange Commission (the "SEC") all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Parent has previously delivered or made available to the Company copies (including all exhibits, post-effective amendments and supplements thereto) of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the SEC, (b) its proxy statement relating to its 1998 annual meeting of stockholders, (c) Quarterly Report on Form 10-Q for the period ended March 31, 1998, and (d) all other reports, including quarterly reports, and registration statements filed by Parent with the SEC since May 15, 1997 (other than registration statements filed on Form S-8) (the documents referred to in clauses (a), (b), (c) and (d) filed prior to the date hereof are collectively referred to as the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation in the preceding sentence shall not apply to any misstatement or omission in any Parent SEC Report filed prior to the date of this Agreement which was superseded by a subsequent Parent SEC Report filed prior to the date of this Agreement. The audited consolidated financial statements of Parent included in the Parent's Annual Report on Form 10-K for the year ended December 31, 1997 (collectively, the "Parent Financial Statements") have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended.

         SECTION 4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Parent SEC Reports or as disclosed in Section 4.6 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries had at March 31, 1998, or has incurred since that date and as of the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Parent Financial Statements or reflected in the notes thereto or (ii) which were incurred after March 31, 1998, and were incurred in the ordinary course of business and consistent with past practices;
(b) liabilities, obligations or contingencies which (i) would not have a Parent Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof; and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of Parent and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

         SECTION 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the most recent Parent SEC Report that contains consolidated financial statements of Parent, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, a Parent Material Adverse Effect and (ii) Parent and its subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

         SECTION 4.8 LITIGATION. Except as referred to in the Parent SEC Reports or as disclosed in Section 4.8 of the Parent Disclosure Schedule, there are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain the consummation of the Merger or which would reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to have a Parent Material Adverse Effect. Except as referred to in the Parent SEC Reports, neither Parent nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a Parent Material Adverse Effect.

         SECTION 4.9 NO VIOLATION OF LAW. Except as disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which could not reasonably be expected to have a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Reports, as of the date of this Agreement, to the knowledge of Parent, no investigation or review by any governmental or regulatory body or authority is pending or threatened involving Parent or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

         SECTION 4.10 COMPLIANCE WITH AGREEMENTS. Except as disclosed in the Parent SEC Reports, Parent and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under (a) the respective charter, bylaws or other similar organizational instruments of Parent or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Parent or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, other than, in the case of clause (b) of this Section 4.10, breaches, violations and defaults which would not have a Parent Material Adverse Effect.

         SECTION 4.11  TAXES.

         (a) Parent and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns (as defined in Section 4.11(c)) required to be filed by them for all periods ending on or prior to December 31, 1997, other than those Tax Returns the failure of which to file would not have a Parent Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects and (ii) duly paid in full or made adequate provision in accordance with generally accepted accounting principles for the payment of all Taxes (as defined in Section 4.11(b)) for all past and current periods. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time or requests for extensions relating thereto will be timely filed. The liabilities and reserves for Taxes reflected in the Parent balance sheet included in the latest Parent SEC Report to cover all Taxes for all periods ending at or prior to the date of such balance sheet have been determined in accordance with GAAP and there is no material liability for Taxes for any period beginning after such date other than Taxes arising in the ordinary course of business. There are no material liens for Taxes upon any property or assets of Parent or any subsidiary thereof, except for liens for Taxes not yet due or Taxes contested in good faith and adequately reserved against in accordance with GAAP. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service (the "IRS") or any other governmental taxing authority with respect to Taxes of the Parent or any of its subsidiaries which would reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor its subsidiaries has waived any statute of limitations in respect of a material amount of Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency other than waivers and extensions which are no longer in effect. Neither Parent nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned corporate subsidiary of Parent other than agreements the consequences of which are fully and adequately reserved for in the Parent Financial Statements. Neither Parent nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

         (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

         (c) For purposes of this Agreement, the term "Tax Return" shall mean any return, report or other document required to be supplied to a taxing authority in connection with Taxes.

         SECTION 4.12  [INTENTIONALLY OMITTED].

         SECTION 4.13 NON-COMPETITION AGREEMENTS. Neither Parent nor any subsidiary of Parent is a party to any agreement which (i) purports to restrict or prohibit in any material respect any of them from, directly or indirectly, engaging in any business involving the acquisition, origination, sale or servicing of equipment leases or any other business currently engaged in by Parent or the Company or any corporations affiliated with either of them, and
(ii) would restrict or prohibit the Company or any subsidiary of the Company (other than the Company and its subsidiaries that are currently so restricted or prohibited) from engaging in any such business. None of Parent's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with Parent, restricts in any material respect Parent or any subsidiary of Parent from, directly or indirectly, engaging in any of the businesses described above.

         SECTION 4.14 TITLE TO ASSETS. Parent and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties as reflected in the most recent balance sheet included in the Parent Financial Statements, except for such properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Parent's business operations (in the manner presently carried on by the Parent), (iii) as disclosed in the Parent SEC Reports or (iv) except for such matters which could not reasonably be expected to have a Parent Material Adverse Effect. All leases under which Parent leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than failures to be in good standing, valid and effective and defaults under such leases which in the aggregate will not have a Parent Material Adverse Effect.

         SECTION 4.15 POOLING OF INTERESTS. None of the Parent, Subsidiary or, to their knowledge, any of their affiliates has taken or agreed or intends to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the rules, regulations and interpretations of the SEC (a "Pooling Transaction"). As of the date hereof, other than directors and officers of Parent, to the knowledge of Parent, there are no "affiliates" of Parent, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act.

         SECTION 4.16 BROKERS AND FINDERS. Except for the fees and expenses payable to Friedman, Billings, Ramsey & Co., Inc., which fees are reflected in its agreement with Parent, Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Parent to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby.

Except for the fees and expenses paid or payable to Friedman, Billings, Ramsey & Co., Inc., there is no claim for payment by Parent of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 4.17 OWNERSHIP OF COMPANY COMMON STOCK. Neither Parent nor any of its subsidiaries beneficially owns any shares of Company Common Stock as of the date hereof.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE STOCKHOLDERS

         The Company and each of the stockholders, jointly and severally, represent and warrant to Parent and Subsidiary that, as of the date hereof and as of the Closing Date:

         SECTION 5.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction listed in Section 3.1 of the disclosure schedule of the Company dated as of the date hereof and signed by an authorized officer of the Company (the "Company Disclosure Schedule"), which jurisdictions represent every jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole ("Company Material Adverse Effect"). For purposes of this Agreement, Company Material Adverse Effect shall not be deemed to include the impact of (a) actions and omissions by the Company (or any of its subsidiaries) taken at the request of Parent or Subsidiary in contemplation of the transactions contemplated hereby, and (b) the Merger and compliance with the provisions of this Agreement on the financial condition or results of operations of the Company. True, accurate and complete copies of the Company's Certificate of Incorporation and Bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

         SECTION 5.2  CAPITALIZATION.

         (a) The authorized capital stock of the Company consists of 100,000 shares of Company Common Stock and (i) 92,000 shares of Company Common Stock are issued and outstanding, all of which are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock are held in the treasury of the Company, and
(iii) no shares of Company Common Stock are issuable, or reserved for issuance, upon exercise of options issued and outstanding pursuant to the Company's existing stock option plans. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

         (b) Except as disclosed in Section 5.2(b) of the Company Disclosure Schedule or in Section 5.2(a), as of the date hereof there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any subsidiary of the Company to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, any shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company.

         (c) There are no agreements which require the Company to register any shares of Company Common Stock under the Securities Act or which would require the Parent to register any shares of Parent Common Stock under the Securities Act upon or after the Closing.

         SECTION 5.3 SUBSIDIARIES. Each direct and indirect subsidiary of the Company (i) is disclosed in Section 5.3 of the Company Disclosure Schedule,
(ii) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (iii) has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and (iv) is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; except in all cases where the failure to be so qualified and in good standing will not have a Company Material Adverse Effect. Except as set forth on Section 5.3 of the Company Disclosure Schedule, all of the outstanding shares of capital stock and equity interests of each subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock or equity interests of any subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

         SECTION 5.4  AUTHORITY; NON-CONTRAVENTION; APPROVALS.

         (a) The Company has all requisite corporate power and authority to enter into this Agreement and any Transaction Documents (hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been approved by the Board of Directors and each of the holders of outstanding capital stock of the

Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby. This Agreement has been executed by each holder of outstanding capital stock of the Company and each such holder has waived his, her or its right to dissent from the Merger and receive payment of the appraised value of such shares of capital stock in accordance with the provisions of CGCL and the DGCL. This Agreement and the Transaction Documents to which the Company is a party have been, or upon execution and delivery will be, duly executed and delivered by the Company, and, constitute, or upon execution and delivery will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles. As used in this Agreement with respect to any party hereto, "Transaction Documents" means any of the following documents to which such person or entity is a party: (a) the Escrow Agreement;
(b) the employment agreements of even date herewith between Parent or the Surviving Corporation and each individual or entity listed on Section 5.4 of the Company Disclosure Schedule hereto (the "Employment Agreements"); and (c) all other documents to be executed by any of the Company, any of the Stockholders, Parent or Subsidiary in connection with the consummation of the transactions contemplated by this Agreement.

         (b) The execution and delivery by the Company of this Agreement and the Transaction Documents to which the Company is a party do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance required by or result in a right of termination of acceleration under (whether as a result of a change of control of the Company or otherwise as a result of this Agreement), or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries, or result in the loss of any benefit or give any person the right to require any security to be repurchased under, any of the terms, conditions or provisions of (i) the respective charters or bylaws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by the Company of the transactions contemplated by this Agreement and the Transaction Documents to which the Company is a party will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective
Time) the Company Required Statutory Approvals and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties as specified in Section 5.4(b) of the Company Disclosure Schedule.

Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and
(iii) of the first sentence of this paragraph (b) (and whether resulting from such execution and delivery or consummation), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Company Material Adverse Effect.

         (c) Except for (i) any filings by the Company required by the HSR Act, (ii) the making of the Merger Filings with the Secretary of State of the States of California and Delaware in connection with the Merger and (iii) the required filings with or approvals from state regulatory authorities listed in
Section 5.4(c) of the Company Disclosure Schedule (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval or permit of, any governmental or regulatory body or authority ("Governmental Entity") is necessary for the execution and delivery of this Agreement or any Transaction Document by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, prevent or delay consummation of any of the transactions contemplated hereby or otherwise prevent the Company from performing its obligations under this Agreement or have a Company Material Adverse Effect.

         SECTION 5.5 FINANCIAL STATEMENTS. The Company has delivered to Parent copies of the audited combined balance sheets of The Republic Group, Inc. and The Republic Group, LLC as of December 31, 1996 and December 31, 1997, together with the audited combined statements of income of The Republic Group, Inc. and The Republic Group, LLC for the years then ended, and the notes thereto, accompanied by the reports thereon of McGladrey & Pullen, LLP, independent certified public accountants, and unaudited balance sheets of The Republic Group, Inc., The Republic Group, LLC, Eagle Holdings, LLC, Republic Commercial Credit, LLC and Republic Fleet Service, LLC (collectively, the "Company and its Affiliates") as of May 31, 1998, together with unaudited statements of income of the Company and its Affiliates for the period then ended, and the notes thereto (such audited combined financial statements collectively being referred to as the "Company Financial Statements"). The Company Financial Statements, including the notes thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except to the extent disclosed therein or required by changes in GAAP) and fairly present the financial position of The Republic Group, Inc. and The Republic Group, LLC at the dates thereof and the results of operations and changes in financial position of The Republic Group, Inc. and The Republic Group, LLC for the respective periods indicated. The Financial Statements for the Company and its Affiliates as of and for the period ended May 31, 1998 fairly present the financial position of the Company and its Affiliates and were prepared on a consistent basis for the period covered thereby and fairly present the financial position and the results of operations and changes in financial position for the Company and its Affiliates for the period indicated.

         SECTION 5.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in Section 5.6 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries had at December 31, 1997, or has incurred since that date and as of the date hereof, any liabilities or obligations (whether absolute, accrued, fixed, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or (ii) which were incurred after December 31, 1997, and were incurred in the ordinary course of business and consistent with past practices, and (b) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

         SECTION 5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, the Company and its subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby). Except as disclosed in Section 5.7 of the Company Disclosure Schedule, since December 31, 1997, there has not been (i) any event, change, circumstance, fact or occurrence (whether or not covered by insurance) which has had, or is reasonably likely to have, a Company Material Adverse Effect,
(ii) any material change by the Company in its accounting methods, principles or practices, (iii) any entry by the Company into any agreement, commitment or transaction material to the Company, except in the ordinary course of business and consistent with past practice or except in connection with the negotiation and execution and delivery of this Agreement and the Transaction Documents,
(iv) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of the Company's securities, (v) other than pursuant to the Company Plans (as hereinafter defined) or as required by law, any increase in, amendment to, or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, (vi) granted any general increase in compensation, bonus or other benefits payable to the employees of the Company, except for increases occurring in the ordinary course of business in accordance with its customary practice, (vii) paid any bonus to the employees of the Company except in the ordinary course and consistent with past practice, (viii) any incurrence of indebtedness for borrowed money or assumption or guarantee of indebtedness for borrowed money by the Company, or the grant of any lien on the material assets of the Company to secure indebtedness for borrowed money, (ix) any sale or transfer of any material assets of the Company other than in the ordinary course of business and consistent with past practice, or (x) any loan, advance or capital contribution to or investment in any person by the Company.

         SECTION 5.8 LITIGATION. Except as disclosed in Section 5.8 of the Company Disclosure Schedule, there are no claims, suits, inquiries, actions, judicial or administrative proceedings, grievances or arbitrations pending or, to the knowledge of the Company or the Stockholders, threatened against, relating to or affecting the Company or any of its subsidiaries or relating to the transactions contemplated by this Agreement and the Transaction Documents, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator. Except as disclosed in Section 5.8 of the Company Disclosure Schedule, neither the

Company nor any of its subsidiaries nor any of their respective properties or assets is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or arbitrator.

         SECTION 5.9  [INTENTIONALLY OMITTED]

         SECTION 5.10 PERMITS; COMPLIANCE WITH LAW. The Company and its subsidiaries have all permits, licenses, franchises, grants, variances, exemptions, easements, orders, authorizations, consents, certificates, identifications, registration numbers and approvals necessary to own, lease and operate their respective properties and to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, grants, variances, exemptions, easements, orders, authorizations, consents, certificates, identifications, registration numbers and approvals the absence of which would not have a Company Material Adverse Effect. Section 5.10 of the Company Disclosure Schedule sets forth a list of all Company Permits and the jurisdiction issuing the same, all of which Company Permits are in good standing and not subject to meritorious challenge. The Company and its subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which would not have a Company Material Adverse Effect. Section 5.10 of the Company Disclosure Schedule also sets forth, as of the date of this Agreement, all actions, proceedings or investigations, pending or, to the knowledge of the Company and the Stockholders, threatened against the Company that could reasonably be expected to result in the loss, revocation, suspension or cancellation of a Company Permit, except for any suspension, loss or revocation that could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 5.10 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any Company Permit or any law or statute, or any order, rule, regulation, ordinance, decree or judgment of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 5.10 of the Company Disclosure Schedule, as of the date of this Agreement, no investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of the Company or the Stockholders, threatened involving the Company or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

         SECTION 5.11 CONTRACTS AND AGREEMENTS. The contracts and agreements listed in Section 5.11 of the Company Disclosure Schedule constitute all of the written and oral contracts, commitments, leases and other agreements (including, without limitation, promissory notes, loan agreements and other evidences of indebtedness) to which the Company is a party or by which any of its properties are bound with respect to which the obligations of or the benefits to be received by the Company could reasonably be expected to have a value in excess of $25,000 in any consecutive 12- month period and all real property leases or sub-leases to which the Company is a party (each a "Company Material Contract"). Except as disclosed in Section 5.11 of the Company Disclosure Schedule, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (a) the respective charter, bylaws or similar organizational instruments of the Company or any of its subsidiaries, (b) any Company Material Contract or
(c) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, the breach, violation or default of or under which would have a Company Material Adverse Effect, and the Company has not waived any right under or received any notice of default or termination under or assigned or otherwise transferred any rights under any such contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument.

         SECTION 5.12  TAXES.

         (a) The Company and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects, and (ii) duly and timely paid in full or made adequate provision in accordance with generally accepted accounting principles for the payment of all Taxes for all past and current periods. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time or requests for extensions relating thereto will be timely filed by the Company. With respect to any period for which Taxes are not yet due with respect to the Company and its subsidiaries, the Company has made due and sufficient current accruals for such Taxes in accordance with GAAP in the Company Financial Statements and there is no material liability for Taxes for any period beginning after December 31, 1997 other than Taxes arising in the ordinary course of business. The Company has withheld and paid all material Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor, stockholder or other third party.

         (b) There are no material liens for Taxes upon any property or asset of the Company or any subsidiary thereof, except for liens for Taxes not yet due or Taxes contested in good faith and adequately reserved against in accordance with GAAP. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of the Company or any of its subsidiaries and all material deficiencies of Taxes have been paid, fully settled or adequately provided for in the Company Financial Statements.

         (c) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company or any of its subsidiaries, for any taxable period. No audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending in regard to any Taxes due from or with respect to the Company or any of its subsidiaries, other than normal and routine audits by nonfederal governmental authorities. The Company has not received written notice that any assessment of material Taxes is proposed against the Company or any of its subsidiaries or any of its assets.

         (d) No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Company or any of its assets. The Company has not agreed to make any material adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Company which, in each respective case, will or would reasonably cause the Company to include any material adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date.

         (e) The Company is not a party to, is not bound by and has no obligation under, any Tax sharing agreement, Tax allocation agreement or similar contract, agreement or arrangement.

         (f) The Company has not executed or entered into with the IRS or any taxing authority, a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits for, the Company for any taxable period ending after the Closing Date.

         (g) There are no requests from any taxing authority for information relating to Taxes of the Company and no material reassessments (for property or ad valorem tax purposes) of any assets or any property owned or leased by the Company have been proposed in written form.

         (h) Neither the Company nor any Stockholder has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

         SECTION 5.13  EMPLOYEE BENEFIT PLANS; ERISA.

         (a) Section 5.13 of the Company Disclosure Schedule contains a list of the names and annual rates of compensation of the employees of the Company whose annual rates of compensation during the fiscal year ending December 31, 1997 (including base salary, bonuses, commissions and incentive pay), exceeded $25,000 and provides a description of each of the following which is sponsored, maintained or contributed to by the Company for the benefit of the employees of the Company, former employees of the Company, directors of the Company, former directors of the Company, or any agents, consultants or similar representatives providing services to or for the Company, or has been so sponsored, maintained or contributed to within six years prior to the Closing Date for the benefit of such individuals:

                 (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA (each, a "Company Plan");

                 (ii) each personnel policy, stock option plan, stock purchase plan, stock appreciation right, phantom stock plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 5.13(a)(i) (individually, a "Benefit Program or Agreement" and, collectively, the "Benefit Programs and Agreements").

         (b) True, correct and complete copies of each of the Company Plans, related trusts, insurance or group annuity contracts and each other funding or financing arrangement relating to any Company Plan, including all amendments thereto, have been furnished to Parent. There has also been furnished to Parent, with respect to each Company Plan required to file such report and description, the most recent report on Form 5500 and the summary plan description. True, correct and complete copies or descriptions of each
Benefit Program or Agreement have also been furnished to Parent.   A schedule
of employer expenses with respect to each Company Plan and Benefit Program or Agreement for the current plan year and past plan year has been furnished to Parent along with any administration agreement associated with any Company Plan. Parent has also been furnished the recent actuarial report or valuation for each Company Plan subject to Title IV of ERISA. Additionally, the most recent determination letter from the IRS for each of the Company Plans intended to be qualified under Section 401 of the Code, and any outstanding determination letter application for such plans have been furnished.


         (c)     (i)      The Company has substantially performed all
obligations, whether arising by operation of law or by contract, required to be performed by it in connection with the Company Plans and the Benefit Programs or Agreements, and to the knowledge of the Company and the Stockholders there have been no material defaults or violations by any other party to the Company Plans or Benefit Programs and Agreements;

                 (ii) All reports and disclosures relating to the Company Plans required to be filed by the Company with or furnished to governmental agencies, Company Plan participants or Company Plan beneficiaries have been filed or furnished in accordance with applicable law in a timely manner, and each Company Plan and each Benefit Program or Agreement has been administered in substantial compliance with its governing documents;

                 (iii) Each of the Company Plans intended to be qualified under Section 401 of the Code satisfies the requirements of such section and has received a favorable determination letter from the IRS regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such qualified status;

                 (iv) Each Company Plan and Benefit Program or Agreement has been administered in substantial compliance with its terms, the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements;

                 (v) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company or the Stockholders, threatened against, or with respect to, any of the Company Plans or Benefit Programs and Agreements or their assets;

                 (vi) All contributions required to be made to the Company Plans pursuant to their terms and provisions have been made timely;

                 (vii) As to any Company Plan subject to Title IV of ERISA, there has been no event or condition which presents the risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation Section 4043.1 et seq., promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred, no notice of intent to terminate the Company Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under
Section 4042 of ERISA to terminate the Company Plan, no liability to the PBGC has been incurred, and the assets of the Company Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of
Section 4041 of ERISA, under the Company Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC;

                 (viii)   As to any Company Plan intended to be qualified under
Section 401 of the Code, there has been no termination or partial termination of the Company Plan within the meaning of Section 411(d)(3) of the Code;

                 (ix) No act, omission or transaction has occurred which would result in imposition on the Company of (1) breach of fiduciary duty liability damages under Section 409 of ERISA, (2) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or (3) a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

                 (x) There is no matter pending (other than routine qualification determination filings) with respect to any of the Company Plans before the IRS, the Department of Labor or the PBGC;

                 (xi) Each trust funding a Company Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favorable determination letter from the IRS regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect such exempt status;

                 (xii) With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is not listed in Section 5.13 of the Company Disclosure Schedule but which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Effective Time, by any corporation, trade, business or entity under common control with the Company, within the meaning of Section 414(b), (c) or
(m) of the Code or Section 4001 of ERISA ("Commonly Controlled Entity"), (1) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (2) no liability to the PBGC has been incurred by any Commonly Controlled Entity, which liability has not been satisfied, (3) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (4) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made; and

                 (xiii) Except as otherwise set forth in Section 5.13 of the Company Disclosure Schedule, the execution and delivery of this Agreement and the Transactions Documents and the consummation of the transactions contemplated hereby and thereby will not (1) require the Company to make a larger contribution to, or pay greater benefits under, any Company Plan or Benefit Program or Agreement than it otherwise would or (2) create or give rise to any additional vested rights or service credits under any Company Plan or Benefit Program or Agreement.

         (d) Except as otherwise set forth in Section 5.13 of the Company Disclosure Schedule, the Company is not a party to any agreement, nor has it established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for the Company upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

         (e) There are no agreements which will or may provide payments to any officer, employee, stockholder, or highly compensated individual which will be "parachute payments" under Section 280G of the Code that are nondeductible to the Company or subject to tax under Section 4999 of the Code for which the Company or any ERISA Affiliate would have withholding liability.

         (f) Except as otherwise set forth in Section 5.13 of the Company Disclosure Schedule, the Company is not a party to or bound by any employment contract or other employee benefit arrangements with "change of control," severance or similar provisions.

         (g) Each Company Plan which is an "employee welfare benefit plan", as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

         (h) No Company Plan or Benefit Program or Agreement provides retiree medical or retiree life insurance benefits to any person and the Company is not contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of
Section 601 through 608 of ERISA and Section 4980B of the Code.

         (i) As to each Company Plan described in Section 5.13 of the Company Disclosure Schedule, which is a multiemployer plan within the meaning of Section 3(37) of ERISA, Section 5.13 of the Company Disclosure Schedule accurately describes the dollar amount of withdrawal liability which would be owed by the Company to such Company Plan if the Company ceased contributing to such Company Plan immediately after consummation of the transactions contemplated by this Agreement.

         (j) Except as set forth in Section 5.13 of the Company Disclosure Schedule, no Company Plan or Benefit Program or Agreement provides that payments pursuant to such Company Plan or Benefit Program or Agreement may be made in securities of the Company or a Commonly Controlled Entity, nor does any trust maintained pursuant to any Company Plan or Benefit Program or Agreement hold any securities of the Company or a Commonly Controlled Entity.

         SECTION 5.14 LABOR CONTROVERSIES. The Company is not a party to any collective bargaining agreement. The Company has not agreed to recognize any union or other collective bargaining representative, nor has any union or other collective bargaining representative been certified as the exclusive bargaining representative of any of its employees. There is no question concerning representation as to any collective bargaining representative concerning employees of the Company, and no labor union or representative thereof claims to or is seeking to represent employees of the Company. No union organizational campaign or representation petition is currently pending with respect to any of the employees of the Company. There is no labor strike or labor dispute, slowdown, work stoppage or lockout pending or, to the knowledge of the Company and the Stockholders, threatened against or affecting the Company, and the Company has not experienced any labor strike, slowdown, work stoppage or lockout since January 1, 1995. The Company (i) is, and has always been since January 1, 1995, in substantial compliance with all applicable laws regarding labor and employment practices, including, without limitation, applicable laws relating to terms and conditions of employment, equal employment opportunity, employee compensation, employee benefits, affirmative action, wages and hours, plant closing and mass layoff, occupational safety and health, immigration, workers' compensation, disability, unemployment compensation, whistle blower laws or other employment or labor relations laws, except where the failure to be in substantial compliance would not have a Company Material Adverse Effect, (ii) is not engaged, nor has it since January 1, 1995 engaged, in any unfair labor practices, and has no, and has not had since January 1, 1995 any, unfair labor practice charges or complaints before the National Labor Relations Board pending or, to the knowledge of the Company and the Stockholders, threatened against it, (iii) has no, and has not had since January 1, 1995 any, grievances, arbitrations, or other proceedings arising or asserted to arise under any collective bargaining agreement pending or, to the knowledge of the Company and the Stockholders threatened, against it and (iv) has no, and has not had since January 1, 1995 any, charges, complaints, or proceedings before the Equal Employment Opportunity Commission, Department of Labor or any other Governmental Entity responsible for regulating labor or employment practices, pending, or, to the knowledge of the Company and the Stockholders, threatened against it.

         SECTION 5.15  REAL PROPERTY; ENVIRONMENTAL MATTERS.

                 (a) The Company is the sole and exclusive legal and equitable owner of all right, title and interest in and has good, clear, indefeasible, insurable and marketable title in fee simple to the real property set forth in Section 5.15 of the Company Disclosure Schedule (except for the Leases set forth in Section 5.11 of the Company Disclosure Schedule (the "Leases") which, as of the Closing Date, will be free and clear of any and all mortgages, deeds of trust, mechanics or other liens or encumbrances of any kind or character, direct or indirect, whether accrued, absolute, contingent or otherwise and are subject only to the "Permitted Exceptions" set forth in
Section 5.15 of the Company Disclosure Schedule. Legal descriptions of all Real Property are set forth in Section 5.15 of the Company Disclosure Schedule. Except for the Leases, there are no purchase contracts, leases, options or other agreements of any kind, oral or written, formal or informal, choate or inchoate, recorded or unrecorded, whereby any person or entity other than the Company will have acquired or will have any basis to assert any right, title or interest in, or right to the possession, use, enjoyment or proceeds of, any part or all of the Real Property. All documentation provided by the Company to Parent regarding the Real Property are accurate and complete copies of such documentation.

                 (b) Except as set forth in Section 5.15 of the Company Disclosure Schedule attached hereto, the Real Property is zoned to permit the uses for which it is presently used, or is exempt from compliance with all applicable zoning ordinances, including, without limitation, use in office building without variances or conditional use permits. The consummation of the transactions contemplated hereunder will not result in a violation of any applicable zoning ordinance or conditional use permit or the termination of any applicable zoning variance or conditional use permit now existing.

                 (c) To the best of Stockholder's knowledge, each parcel of Real Property constitutes a valid subdivided parcel in accordance with all applicable subdivision laws, statutes, ordinances and codes presently in effect, and the transfer of the Real Property pursuant to the Merger as contemplated herein will not violate any subdivision statute, ordinance, law, code or plat presently in existence. The Company has all easements and rights-of- way necessary for access to the Real Property. (For the purposes of this Agreement, Stockholder's "best knowledge" shall describe Stockholder's best knowledge after due investigation, and Stockholder shall be responsible for all facts which Stockholder knew or should have known as a result of such due investigation.)

                 (d) Neither the whole nor any portion of the Real Property owned, occupied or used by the Company has been condemned, requisitioned or otherwise taken (including by modification or realignment of any street or highway) by any public authority (a "Public Taking"), and no notice of any Public Taking has been received by the Company with regard to the Real Property. To the best knowledge of Stockholder, no such Public Taking is threatened or contemplated. Stockholder has no knowledge of any public improvements which have been ordered to be made or which have not heretofore been assessed, and there are no special, general or other assessments pending, threatened against or affecting the Real Property. All installments of any assessments pending on or before the Closing will be paid by the Company.

                 (e) Except as set forth on Section 5.15 of the Company Disclosure Schedule, there are no facts that would adversely affect the ownership, possession, use or occupancy of the Real Property ("Adverse Facts") relating to the physical condition of the Real Property or any portion thereof, including, without limitation, Adverse Facts relating to soil conditions, sinkholes or geologic faults, or Adverse Facts contained in architectural drawings, building or construction plans, inspection reports and related documents.

                 (f) Except as set forth in Section 5.15 of the Company Disclosure Schedule hereto, (i) all of the Real Property is in compliance in all material respects with the applicable provisions of Title III of the Americans with Disabilities Act (the "ADA"), (ii) there is no pending or noticed or, to the best of Seller's knowledge, threatened litigation, administrative action or complaint (whether from state, federal or local government or from any other person, group or entity) relating to the ADA, and
(iii) the present or continued use of the Real Property does not constitute a nonconforming use, and there are no additional permits regarding such use required pursuant to the ADA.

                 (g) No part of the Real Property contains, is located within or abuts any flood plain, navigable water or other body of water, tideland, wetland, marshland, or any area which has been designated by the Federal Emergency Management Agency, the Army Corps of Engineers or any other governmental agency as being subject to special flood hazards or any other area which is subject to special state, federal or municipal regulation, control or protection, except as set forth in Section 5.15 of the Company Disclosure Schedule.

                 (h) Except as set forth in Section 5.15 of the Company Disclosure Schedule, there are no tenants or other persons or entities occupying any space in the Real Property.

                 (i) There are no pending or, to Stockholder's best knowledge, threatened assessments with respect to the Real Property.

                 (j) The Company and its subsidiaries have conducted their respective businesses and operations in compliance with all applicable Environmental Laws (as defined below), including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted. None of the properties leased or operated by the Company or any of its subsidiaries contain any Hazardous Substance as a result of any activity of the Company or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws. Since January 1, 1995, neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any federal, state, local or foreign governmental entity indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses. There are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law. No Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties leased or operated by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were leased or operated by the Company or any of its subsidiaries. Neither the Company, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law.

         (k) As used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect during the term of this Agreement, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

         (l) As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

         SECTION 5.16 NON-COMPETITION AGREEMENTS. Neither the Company nor any subsidiary of the Company is a party to any agreement which (i) purports to restrict or prohibit in any material respect any of them or any corporation affiliated with any of them from, directly or indirectly, engaging in any business involving the acquisition, origination, sale or servicing of equipment leases or any other material business currently engaged in by Parent or the Company or any corporations affiliated with either of them and (ii) would restrict or prohibit Parent or any subsidiary of the Parent (other than the Company and its subsidiaries that are currently so restricted or prohibited) from engaging in such business. None of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any subsidiary or affiliate of the Company from, directly or indirectly, engaging in any of the businesses described above.

         SECTION 5.17 TITLE TO ASSETS. The Company and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties and assets, whether tangible or intangible, real, personal or mixed, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company) or (iii) liens disclosed in the notes to Company Financial Statements. All leases under which the Company leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than failures to be in good standing, valid and effective and defaults under such leases which will not have a Company Material Adverse Effect.

         SECTION 5.18 POOLING OF INTERESTS. Neither the Company nor any of its affiliates has taken or agreed or intends to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from (a) constituting a reorganization within the meaning of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a Pooling Transaction. Section 5.18 of the Company Disclosure Schedule identifies all persons who, to the knowledge of the Company and the Stockholders, may be deemed to be "affiliates" of the Company, as that term is used in Accounting Series Releases No. 130 and No. 135 of the SEC

         SECTION 5.19 CERTAIN BUSINESS PRACTICES. None of the Company, or, to the knowledge of the Company and the Stockholders, any directors, officers, agents or employees of the Company (in their capacities as such) have (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful purposes relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

         SECTION 5.20 INTELLECTUAL PROPERTY RIGHTS. Section 5.20 of the Company Disclosure Schedule sets forth a true and complete list and description of all registered patents, trademarks, servicemarks, tradenames, copyrights and applications therefor owned by or registered in the name of the Company, or in which the Company has any right, license or interest (the "Company Intellectual Property Rights"). Except as set forth in Section 5.20 of the Company Disclosure Schedule, the Company is not a party to any license agreement, whether written or oral, either as licensor or licensee, with respect to any Company Intellectual Property Rights. The Company has good and marketable title to or the right to use all Company Intellectual Property Rights and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the operation of the business of the Company without the payment of any royalty or similar payment. The Company is not infringing any patent, trademark, servicemark, tradename or copyright of others, and neither the Company nor any Stockholder is aware of any infringement by others of any such rights owned by the Company.

         SECTION 5.21 INSIDER INTERESTS. Except as set forth in Schedule 5.21, no officer or director of the Company or holder of more than five percent of Company Common Stock outstanding on a fully-diluted basis has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or Company Intellectual Property Rights, used in or pertaining to the business of the Company, except for the ordinary rights of a stockholder or employee stock optionholder.

         SECTION 5.22 BROKERS AND FINDERS. Except for the fees and expenses payable to Kropschot Financial Services, Inc., which fees are reflected in its agreement with the Company, the Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Except for the fees and expenses paid or payable to Kropschot Financial Services, Inc., there is no claim for payment by the Company of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 5.23 BUSINESS RELATIONS. Except as set forth on Schedule 5.23, neither the Company nor any Stockholder knows or has any reason to believe that any customer or supplier of the Company will cease or otherwise refuse to do business with the Company after the Effective Time in the same manner as such business was previously conducted with the Company. The Company has not received any notice of any disruption in the availability of the materials, services or products used by the Company in the conduct of its business, nor is the Company aware of any facts which could lead it to believe that the operations of the Company will be subject to any such material disruption.


         SECTION 5.24 INTEREST PURCHASE AGREEMENTS. The representations and warranties set forth in Article V of the interests purchase agreements referred in Section 9.3(j) and Section 9.3(k) are true, correct and complete.


                                   ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Each Stockholder hereby represents and warrants to Parent, as of the date hereof and as of the Closing Date, as follows:

         SECTION 6.1 OWNERS OF COMPANY COMMON STOCK. As of the date hereof, each such Stockholder is the holder of record and beneficially owns the number of shares of Company Common Stock set forth opposite his, her or its name on Exhibit C.

         SECTION 6.2  AUTHORITY.

         (a) If such Stockholder is an entity (i.e., not a natural person), such Stockholder has been duly created and is validly existing under the laws of the jurisdiction of its creation; such Stockholder has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; and the execution, delivery and performance by such Stockholder of this Agreement and Transaction Documents to which it is a party and the consummation by such Stockholder of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Stockholder.

         (b) Such Stockholder has full legal capacity to execute and deliver this Agreement and the Transaction Documents to which he, she or it is a party and to perform the obligations of such Stockholder hereunder and thereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against him, her or it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Transaction Documents to which such Stockholder is a party have been duly and validly executed and delivered by such Stockholder and constitute valid and binding obligations of such Stockholder, enforceable against him, her or it in accordance with its terms, subject as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Each consent, authorization, order or approval of, or filing or registration with, any Governmental Entity required by applicable law on or before the Closing Date for or in connection with the execution and delivery by such Stockholder of this Agreement or any Transaction Documents, or the performance by such Stockholder of his, her or its obligations hereunder or under any Transaction Documents, will have been obtained or made on or before the Closing Date, except where the failure to obtain any such consent, authorization, order, approval, filing or registration would not affect such Stockholder's ability to perform his, her or its obligations under this Agreement or under any Transaction Documents in any material respect.

         SECTION 6.3 NO CONFLICTS. The execution, delivery and performance by such Stockholder of this Agreement and the Transaction Documents to which it is a party does not (a) violate or breach any provision of any law or statute applicable to such Stockholder (and, if such Stockholder is a legal entity, any provision of its organizational or constituent documents), or (b) violate, breach, cause a default under or result in the creation of a lien pursuant to, any agreement or instrument to which such Stockholder is a party or to which it or any of its properties may be subject.

         SECTION 6.4 INVESTOR STATUS. Each Stockholder is an "accredited investor" as such term is defined in Section 501(a) of Regulation D under the Securities Act. Each Stockholder alone, or with his or her purchaser representative, has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of accepting Parent Common Stock under the terms and conditions of this Agreement. Each Stockholder has received a copy of (A) the Parent 1997 Annual Report to Stockholders and (B) the Parent Annual Report on Form 10-K for the year ended December 31, 1997 and (c) all other reports filed by Parent with the SEC under the Exchange Act since December 31, 1997 (collectively, the "Merger Disclosure Documents"). Each Stockholder has had an opportunity to ask questions of and receive answers from Parent and the Company concerning the terms and conditions of the Agreement and to obtain any additional information to the extent that Parent or the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Merger Disclosure Documents. Each Stockholder is acquiring the Parent Common Stock to be received by such Stockholder pursuant to this Agreement for (i) such Stockholder and not for any other person and
(ii) investment purposes only and not with a view to, or in connection with the distribution of such stock in violation of federal securities laws.

         SECTION 6.5 RESTRICTIONS ON TRANSFER. Each Stockholder acknowledges that if it should decide to dispose of any of the Parent Common Stock to be received by it in the Merger, it may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "Transfer") of any Parent Common Stock other than pursuant to an effective registration statement, Parent may require that the transferor of the Parent Common Stock provide to Parent an opinion of counsel which opinion shall be reasonably satisfactory in form and substance to Parent, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any state or foreign securities laws. Each Stockholder agrees to the imprinting, so long as appropriate, of substantially the following legends on certificates representing the Parent Common Stock received hereunder:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND ACCORDINGLY MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         SECTION 6.6 REORGANIZATION AND POOLING OF INTERESTS. No Stockholder has taken or agreed or intends to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from (a) constituting a reorganization within the meaning of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a Pooling Transaction.

                                  ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 7.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries to:

                 (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

                 (b) not (i) amend or propose to amend their respective charter or bylaws, (ii) split, combine or reclassify their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to the Company by a wholly-owned subsidiary of the Company;

                 (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that the Company may issue shares upon exercise of outstanding stock options;

                 (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than borrowings in the ordinary course of business (other than pursuant to credit facilities) or borrowings under the existing credit facilities of the Company or any of its subsidiaries (the "Existing Credit Facilities") up to the existing borrowing limit on the date hereof or borrowings to refinance existing indebtedness on terms which are reasonably acceptable to Parent, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take any action that would jeopardize the treatment of the Merger as a pooling of interests under Opinion No. 16 of the Accounting Principles Board ("APB No. 16"), (iv) take or fail to take any action which action or failure to take action would cause the Company or its stockholders (except to the extent of stockholders in special circumstances) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger or would otherwise cause the Merger not to qualify as a reorganization under Section 368(a) of the Code, (v) make any acquisition of any assets or businesses other than expenditures for current assets in the ordinary course of business and expenditures for fixed or capital assets in the ordinary course of business, (vi) sell, pledge, dispose of or encumber any material assets or businesses other than (a) sales of businesses or assets in the ordinary course of business, (b) sales of businesses or assets disclosed in Section 7.1 of the Company Disclosure Schedule, and (c) pledges or encumbrances pursuant to Existing Credit Facilities or other permitted borrowings, or (vii) enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing;

                 (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement or the Transaction Documents.

                 (f) subject to restrictions imposed by applicable law, confer with one or more representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

                 (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice; provided, however, that the Company and its subsidiaries shall in no event enter into or amend any written employment agreement providing for annual base salary in excess of $50,000 per annum;

                 (h) not adopt, enter into or amend any pension or retirement plan, trust or fund, except as required to comply with changes in applicable law and not adopt, enter into or amend in any material respect any bonus, profit sharing, compensation, stock option, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employees or retirees generally, other than in the ordinary course of business, except (i) as required to comply with changes in applicable law, or (ii) as required pursuant to an existing contractual arrangement or agreement;

                 (i) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice;

                 (j) not make, change or revoke any material Tax election or make any material agreement or settlement regarding Taxes with any taxing authority; and

                 (k) not take or fail to take any action which action or failure to take action would materially delay consummation of the Merger.

         SECTION 7.2 CONDUCT OF BUSINESS BY PARENT AND SUBSIDIARY PENDING THE MERGER. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless the Company shall otherwise agree in writing, Parent shall, and shall cause its subsidiaries to:

                 (a) not (i) amend or propose to amend their respective charter (except for any amendments by Parent of its Certificate of Incorporation to increase the number of authorized shares of Parent Common Stock) or bylaws, (ii) split, combine or reclassify (whether by stock dividend or otherwise) their outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to Parent by a wholly-owned subsidiary of Parent;

                 (b) not (i) take any action that would jeopardize the treatment of the Merger as a pooling of interests under APB No. 16,
         (ii) take or fail to take any action which action or failure to take action would cause Parent or its stockholders to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger or would otherwise cause the Merger not to qualify as a reorganization under Section 368(a) of the Code, or (iii) take or fail to take any action which action or failure to take action would materially delay consummation of the Merger.

                 (c) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, in any case, with the intent to adversely impact the transactions contemplated by this Agreement.

         SECTION 7.3 CONTROL OF THE COMPANY'S OPERATIONS. Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

         SECTION 7.4 CONTROL OF PARENT'S OPERATIONS. Nothing contained in this Agreement shall give to the Company, directly or indirectly, rights to control or direct Parent's operations prior to the Effective Time. Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

         SECTION 7.5 ACQUISITION TRANSACTIONS. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, initiate, solicit, negotiate, encourage or provide information to facilitate, and the Company shall, and shall use its reasonable efforts to cause any officer, director or employee of the Company, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or any of its subsidiaries, not to initiate, solicit, negotiate, encourage or provide information to facilitate, any proposal or offer to acquire all or any substantial part of the business or properties of the Company or any capital stock of the Company, whether by merger, purchase of assets or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as an "Acquisition Transaction"). The Company shall immediately notify Parent after receipt of any proposal for an Acquisition Transaction, indication of interest or request for information relating to the Company or its subsidiaries in connection with an Acquisition Transaction or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, a proposal for an Acquisition Transaction. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.


                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

         SECTION 8.1  ACCESS TO INFORMATION.

         (a) Subject to applicable law, the Company and its subsidiaries shall afford to Parent and Subsidiary and their respective accountants, counsel, financial advisors and other representatives (the "Parent Representatives") and Parent and its subsidiaries shall afford to the Company and its accountants, counsel, financial advisors and other representatives (the "Company Representatives") full access during normal business hours with reasonable notice throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly to one another such information concerning their respective businesses, properties and personnel as Parent or Subsidiary or the Company, as the case may be, shall reasonably request; provided, however, that no investigation pursuant to this Section 8.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Parent and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Parent Representatives to hold, and the Company and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Company Representatives to hold, in strict confidence all nonpublic documents and information furnished to Parent and Subsidiary or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement, except that (i) Parent, Subsidiary and the Company may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approvals and the Company Required Statutory Approvals and (ii) each of Parent, Subsidiary and the Company may disclose any information that it is required by law or judicial or administrative order to disclose.

         (b) In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all nonpublic written material provided pursuant to this Section 8.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Parent or the Company based on the information in such material shall be destroyed (and Parent and the Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

         SECTION 8.2  [INTENTIONALLY OMITTED]

         SECTION 8.3  COMPLIANCE WITH THE SECURITIES ACT.   The Company shall
use its commercially reasonable efforts to cause each officer, each director and each other person who is an "affiliate," as that term is used in paragraphs
(c) and (d) of Rule 145 under the Securities Act or Accounting Series Releases No. 130 and No. 135 of the SEC, of the Company to deliver to the Company on or prior to the Effective Time a written agreement (an "Affiliate Agreement"), in substantially the form of Exhibit D, to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Parent Common Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Parent, is exempt from the registration requirements of the Securities Act and, in any case, until after the results covering 30 days of post-Merger combined operations of Parent and the Company have been filed with the SEC, sent to stockholders of Parent or otherwise publicly issued.

         SECTION 8.4  [INTENTIONALLY OMITTED].

         SECTION 8.5 EXPENSES AND FEES. All costs and expenses incurred in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

         SECTION 8.6  AGREEMENT TO COOPERATE.

         (a) Subject to the terms and conditions herein provided each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of Parent and the Company and their respective subsidiaries, all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

         (b) Without limitation of the foregoing, if required by applicable law, each of Parent and the Company undertakes and agrees to file as soon as practicable, and in any event prior to 15 days after the date hereof, a Notification and Report Form under the HSR Act with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information of documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Each party shall promptly notify the other party of any communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental entity and permit the other party to review in advance any proposed communication to any of the foregoing.

         (c) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, including any Acquisition Transaction, Parent shall have the right, at its own expense, to participate therein, and the Company will not settle any such litigation without the consent of Parent, which consent will not be unreasonably withheld.

         SECTION 8.7 PUBLIC STATEMENTS. Except as may be required to be disclosed by law, the parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation.

         SECTION 8.8 NOTIFICATION OF CERTAIN MATTERS. Each of the Company, Parent and Subsidiary agrees to give prompt notice to each other of, and to use commercially reasonable efforts to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at the Effective Time and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 8.9

         (a) EMPLOYMENT AGREEMENTS. At the Closing, Parent or the Surviving Corporation shall enter into employment agreements with James T. Raeder and Mark G. McQuitty in the form set forth in Section 8.9 of the Parent Disclosure Schedule.

         (b) NON-COMPETITION AND CONFIDENTIALITY AGREEMENTS. At the Closing, Parent or the Surviving Corporation shall enter into non-competition and confidentiality agreements with Dale Davis, Randal L. Meinke and W. Scott McCullum in the form set forth in Section 8.9 of the Parent Disclosure Schedule.

         (c) STOCK OPTIONS. At the Closing, Parent shall grant to each employee of the Company set forth in Section 8.9 of the Parent Disclosure Schedule an option to purchase that number of shares of Parent Common Stock set forth opposite such employee's name therein substantially in the form set forth therein.

         SECTION 8.10 BENEFITS AND CONTRACTS. During the twelve month period immediately following the Effective Time, Parent shall provide generally to employees of the Company, employee benefits either (a) under employee benefit plans on terms and conditions which when taken as a whole are substantially similar to those currently provided by Parent to its similarly situated employees or (b) under the Company Plans. For purposes of participation and vesting under such employee benefit plans described in (a) above, (i) service under any qualified plans of the Company shall be treated as service under Parent's qualified plans, (ii) service under any other employee benefit plans of the Company shall be treated as service under any similar employee benefit plans maintained by Parent. Parent shall cause the welfare benefit plans that cover the employees of the Company after the Effective Time to (i) waive any waiting period and restrictions and limitations for preexisting conditions or insurability and
(ii) cause any deductible, co-insurance, or maximum out-of-pocket payments made by employees of the Company under the Company's welfare benefit plans to be credited to such employees under such welfare benefit plans, so as to reduce the amount of any deductible, co-insurance, or maximum out-of-pocket payments payable by such employees under the welfare benefit plans after the Effective Time.

         SECTION 8.11 COOPERATION WITH RESPECT TO TAX RETURNS. Parent shall reasonably cooperate with the Stockholders with respect to any matters involving the Stockholders arising out of the Stockholders' ownership of the Company prior to the Effective Time or the transactions contemplated by this Agreement, including matters relating to tax returns and any tax audits, appeals, claims or litigation with respect to such tax returns or the preparation of such tax returns. In connection therewith, Parent shall make available to the Stockholders such files, documents, books and records of the Company and Subsidiary for inspection and copying as may be reasonably requested by the Stockholders and shall cooperate with the Stockholders with respect to retaining information and documents which relate to such matters.

         SECTION 8.12  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 (d) Parent and Subsidiary agree that the indemnification obligations set forth in the Company's Articles of Incorporation as of the date of this Agreement shall survive the Merger (and, prior to the Effective Time, Parent shall cause the Bylaws of Subsidiary to reflect such provisions) and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company.

                 (e) After the Effective Time, Parent and Subsidiary shall, to the fullest extent permitted under the applicable law, indemnify and hold harmless each present and former director or officer of the Company and each such person who served at the request of the Company as a director, officer, partner, fiduciary, employee or agent of the Company (collectively, the "Pre-Merger Indemnified Parties") against all costs and expenses (including reasonable attorneys fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or relating to any action or omission in their capacity as an officer, director, employee, agent or other person to whom this provision applies, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the generality of the foregoing, in the event of any such claim, action, suit, proceeding or investigation, Parent or Subsidiary shall pay the fees and expenses of counsel selected by any Pre-Merger Indemnified Party, which counsel shall be reasonably satisfactory to Parent and Subsidiary, as the case may be, promptly after statements therefor are received.

         SECTION 8.13 RESALE REGISTRATION STATEMENT.

         (a) As soon as reasonably practicable after the Effective Date but not later than the earlier of (i) 150 days following the Effective Date or (ii) parent's public release of its financial results for the third quarter of 1998, Parent shall prepare and file with the SEC a Registration Statement on Form S-3 or other appropriate form pursuant to Rule 415 under the Securities Act, or other similar rule of the SEC covering the resale by the Stockholders of 50% of the shares of Parent Common Stock issued to them in connection with the Merger (the "Resale Registration Statement"). The Company shall, promptly after any request by Parent, furnish to Parent all financial statements and other information as may be requested by Parent in connection with preparation and filing of the Resale Registration Statement. Parent shall use all commercially reasonable efforts to cause the Resale Registration Statement to be declared effective and to keep the Resale Registration Statement continuously effective for a period of two years following the Closing Date, or, if sooner, until the date on which the Stockholders have disposed of such 50% of the shares of Parent Common Stock issued to them in connection with the Merger. Parent further agrees, if necessary during the time that the Resale Registration Statement is required to be maintained effective, to amend or supplement the Resale Registration Statement when required by the registration form, by the instructions applicable to such form, or by the Securities Act or the rules and regulations thereunder.

         (b) Parent agrees to furnish promptly to each Stockholder such number of copies of the Resale Registration Statement, any amendments thereto, any documents incorporated by reference therein, the prospectus included in the Resale Registration Statement, including any preliminary prospectus, and such other documents as such Stockholder may reasonably request in writing in order to facilitate the disposition of the shares of Parent Common Stock covered by the Resale Registration Statement ("Registered Stock").

         (c) Parent agrees to promptly notify each holder of Registered Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement to such prospectus or an amendment of the Resale Registration Statement necessary in order to maintain the effectiveness of the Resale Registration Statement and to ensure that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and to promptly file with the SEC and make available to such holder any such supplemented prospectus or amended Resale Registration Statement.

         (d) Each Stockholder agrees that, upon receipt of written notice from Parent of the happening of any event of the kind described in Section 8.13(c) hereof, such Stockholder will treat such information as confidential, will immediately discontinue the disposition of Registered

Stock pursuant to the Resale Registration Statement until such Stockholder's receipt of the copies of the revised prospectus contemplated by Section 8.13(c) hereof (a "Suspension Period") and, if so directed by Parent, such Stockholder will deliver to Parent all copies, other than permanent file copies then in such Stockholder's possession, of the most recent prospectus covering such Registered Stock at the time of receipt of such notice. Parent agrees and acknowledges that for the period beginning on the date on which Parent announces its results of operations for the first full calendar month of combined operations of Parent and the Company and ending six months thereafter
(i) it shall not impose any single Suspension Period in excess of 30 consecutive days, (ii) a period of at least 10 trading days must occur between Suspension Periods and (iii) that the total number of days constituting Suspension Periods shall not exceed 100 days in the aggregate, provided that such limitations shall not apply to events of the type described in Section 8.13(c) hereof which are beyond Parent's control.

         (f) Parent shall use all commercially reasonable efforts to register or qualify the Registered Stock under such other securities or blue sky laws of such jurisdictions as each holder of Registered Stock shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable each such holder of Registered Stock to consummate the public sale or other disposition in such jurisdictions of the Registered Stock owned by such holder, except that Parent shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified.

         (g) Parent shall use all commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Resale Registration Statement, and if one is issued, use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Resale Registration Statement at the earliest possible moment.

         (h) Parent shall promptly file appropriate additional listing applications, and shall use all commercially reasonable efforts to cause the Registered Stock to be listed on the securities exchange or quoted on the automated quotation system on which the Parent Common Stock is then listed or quoted.

         (i) Parent shall otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with the Resale Registration Statement and make generally available to Parent's security holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 days in case the period covered corresponds to a fiscal year of Parent), an earnings statement of Parent which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions).

         (j) In connection with the Resale Registration Statement, Parent shall pay the following registration expenses: (i) all registration and filing fees; (ii) the fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of Parent's counsel in connection with blue sky qualifications of the Registered Stock); (iii) printing expenses;
(iv) the reasonable fees and disbursements of counsel for Parent and the customary fees and expenses for independent certified public accountants retained by Parent; and (v) the reasonable fees and expenses of any experts retained by Parent in connection with such registration. Parent shall not have any obligation to pay any legal fees of the holders of Registered Stock, any fees or expenses of independent certified public accountants retained by the Company, any underwriting fees, discounts, or commissions attributable to the sale of Registered Stock, or any out-of-pocket expenses of the holders of Registered Stock (or the agents of such holders who manage the holders' accounts).

         (k) Each Stockholder shall comply with Regulation M under the Exchange Act which, among other things, requires a seller of Registered Stock and all affiliates of that seller to suspend all bids for or purchases of shares of Parent Common Stock at least one business day before and during any offers and sales of Registered Stock by that seller and until that seller's offers and sales terminate and prohibits any person from stabilizing the prices of a security to facilitate an offering of that security.

         (l) Each of Parent, the Company and the Stockholders shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of such party's obligations under this Section 8.13, including without limitation any actions reasonably requested by Parent in connection with obtaining any required consents or approvals to the actions contemplated hereby under the Securities Act.

         (m) Parent agrees to indemnify and hold harmless each holder of Registered Stock (a "Holder"), its directors and officers, and each person, if any, who controls each Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable attorneys fees and costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or the prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities, or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to Parent by such Holder or on such Holder's behalf expressly for use therein; and, provided further, that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that it has been established that any such loss, claim, damage, liability, or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability, or expense at or prior to the written confirmation of the sale of the Registered Stock to such person and such current copy of the prospectus was previously provided to the Holder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability, or expense. Any indemnification obligation of Parent pursuant to this Section 8.13(l) shall be in addition to and not exclusive of any other liability or indemnification obligation that Parent may have at law or in equity or pursuant to Article X of this Agreement.

         (n) Each Holder, severally but not jointly, agrees to indemnify and hold harmless Parent and the Surviving Corporation, and their respective directors and officers, and each person, if any, who controls Parent or the Surviving Corporation within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Parent to such Holder, but only with respect to information furnished in writing by such Holder or on such Holder's behalf expressly for use in the Resale Registration Statement or prospectus relating to the Registered Stock, any amendment or supplement thereto, or any preliminary prospectus; provided, however, that such Holder shall not be obligated to provide such indemnity to the extent that such losses, claims, damages, liabilities or expenses result from the failure of Parent to promptly amend or take action to correct or supplement any such Resale Registration Statement or Prospectus on the basis of corrected or supplemental information provided in writing by such Holder to Parent expressly for such purpose. In case any action or proceeding shall be brought against Parent or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against such Holder, such Holder and its directors, officers and controlling persons shall have the rights and duties given to Parent, and Parent or its directors or officers or such controlling person shall have the rights and duties given to such Holder, by the preceding section hereof. In no event shall the liability of any Holder of Registered Stock hereunder be greater in amount than the amount of the proceeds received by such Holder upon the sale of the Registered Stock giving rise to such indemnification obligation. Any indemnification obligation of a Holder pursuant to this
Section 8.13(m) shall be in addition to, and not exclusive of, any other liability or indemnification obligation that such Holder may have at law or in equity or pursuant to Article X of this Agreement.

         (o) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification under Section 8.13(l) or 8.13(m) above (a "Securities Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (a "Securities Indemnifying Party"), the Securities Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Securities Indemnified Party, and shall assume the payment of all expenses. Such Securities Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Securities Indemnified Party unless (i) the Securities Indemnifying Party has agreed to pay such fees and expenses, (ii) the Securities Indemnifying Party has failed to assume the defense of such action within a reasonable time following written notice thereof from the Securities Indemnified Party or fails to employ counsel reasonably satisfactory to such Securities Indemnified Party, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Securities Indemnified Party and the Securities Indemnifying Party, and such Securities Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Securities Indemnifying Party to represent such Securities Indemnified Party (in which case, if such Securities Indemnified Party notifies the Securities Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Securities Indemnifying Party, the Securities Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Securities Indemnified Party; it being understood, however, that the Securities Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Securities Indemnified Parties, which firm shall be designated in writing by such Securities Indemnified Parties). The Securities Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Securities Indemnifying Party shall indemnify and hold harmless such Securities Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

         (p) If the indemnification provided for in this Section 8.13 is unavailable to the Securities Indemnified Parties in respect of any losses, claims, damages, liabilities, or judgments referred to herein, then each Securities Indemnifying Party, in lieu of indemnifying such Securities Indemnified Party, shall contribute to the amount paid or payable by such Securities Indemnified Party as a result of such losses, claims, damages, liabilities and judgments in the following manner: as between Parent on the one hand and a Holder on the other, in such proportion as is appropriate to reflect the relative fault of Parent on the one hand and such Holder on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of Parent on the one hand and of a Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Notwithstanding the provisions of this Section 8.13(o), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which shares of the Registered Stock of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. Each Holder's obligation to contribute pursuant to this Section 8.13(o) is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders and not joint.

         (q)     The indemnity and contribution agreements contained in this
Section 8.13 shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Securities Indemnified Party or by or on behalf of Parent, and
(iii) the consummation of the sale or successive resale of the Registered
Stock.

                                   ARTICLE IX

                                   CONDITIONS

         SECTION 9.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                 (a)      [Intentionally Omitted]

                 (b)      [Intentionally Omitted]

                 (c) the waiting period applicable to the consummation of the Merger under the HSR Act, if any, shall have expired or been terminated;

                 (d) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

                 (e) no statute, rule or regulation shall have been enacted by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the Merger illegal;

                 (f)      [Intentionally Omitted]

                 (g) Arthur Andersen, L.L.P., certified public accountants for Parent, shall have delivered a letter, dated the Closing Date, addressed to Parent, in form and substance reasonably satisfactory to Parent, to the effect that the Merger will qualify for a pooling of interests accounting treatment if consummated in accordance with this Agreement; and

                 (h) each of the parties to the Agreement shall have received a letter dated the Closing Date, addressed to the Company, from McGladrey & Pullen, LLP, certified public accountants for the Company, regarding such firm's concurrence with the Company's management's conclusions that no conditions exist related to the Company that would preclude the Parent's accounting for the Merger with the Company as a pooling of interests under APB Opinion No. 16 if closed and consummated in accordance with this Agreement.

         SECTION 9.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                 (a) Parent and Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the

         Closing Date and the representations and warranties of Parent and Subsidiary contained in this Agreement shall be true and correct on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made at and as of such date, and the Company shall have received a certificate of the Chairman of the Board and Chief Executive Officer, the President or a Vice President of Parent and of the President and Chief Executive Officer or a Vice President of Subsidiary to that effect;

                 (b) the Company shall have received an opinion of Jeffers, Wilson, Shaff & Falk, LLP, in form and substance reasonably satisfactory to the Company, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by the Company as a result of the Merger, and (iii) no gain or loss will be recognized by the holders of Company Common Stock upon the exchange of their Company Common Stock solely for shares of Parent Common Stock. In rendering such opinion, such counsel may rely upon representations contained in certificates of officers and certain stockholders of Parent, the Company and Subsidiary;

                 (c) the Company shall have received from McDermott, Will & Emery a written opinion dated the Closing Date, in substantially the form attached hereto as Exhibit E; and

                 (d) Parent Common Stock Certificates. On the Closing Date, Parent shall have delivered to each Stockholder a certificate representing the number of shares of Parent Common Stock which such holder has the right to receive pursuant to Article II hereof.

         SECTION 9.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUBSIDIARY TO EFFECT THE MERGER. Unless waived by Parent and Subsidiary, the obligations of Parent and Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

                 (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company and the Stockholders contained in this Agreement shall be true and correct on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made at and as of such date, and Parent shall have received a Certificate of the President and Chief Executive Officer of the Company and of each Stockholder to that effect;

                 (b) Parent shall have received an opinion of McDermott, Will & Emery, in form and substance reasonably satisfactory to Parent, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts, existing at the Effective Time: (i) the

         Merger will constitute a reorganization within the meaning of Section 368 of the Code and (ii) Parent and Subsidiary will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger. In rendering such opinion, such counsel may rely upon representations contained in certificates of officers and certain stockholders of Parent, the Company and Subsidiary;

                 (c) Parent shall have received from Jeffers, Wilson, Shaff & Falk, LLP, a written opinion dated the Closing Date, in form and substance satisfactory to Parent;

                 (d) Delivery of Certificates Representing Company Stock. Each holder of Company Common Stock shall have delivered to Parent the certificates representing such Company Common Stock, which certificates shall be properly endorsed for transfer or accompanied by duly executed stock powers in either case executed in blank or in favor of Parent or its designee;

                 (e) Indemnification Escrow Agreement. Parent, the Escrow Agent and each Stockholder shall have executed and delivered that certain Indemnification Escrow Agreement of even date herewith by and among Parent, the Escrow Agent and the Stockholders;

                 (f) each director and officer of the Company shall have resigned from his or her position as a director or officer of the Company, as the case may be, effective as of the Effective Time;

                 (g) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, and all consents from lenders required to consummate the Merger, including, without limitation, all required consents or approvals of each person that is a party to a contract or agreement identified in Section 5.11 of the Company Disclosure Schedule shall have been obtained and be in effect at the Effective Time;

                 (h) the employment agreements referenced in Section 8.9 shall have been entered into by the parties thereto;

                 (i) the non-competition and confidentiality agreements referenced in Section 8.9 shall have been entered into by the parties thereto;

                 (j) the interest purchase agreement between Parent and Dale Davis in substantially the form attached hereto as Exhibit F shall have been entered into by the parties thereto and the transactions contemplated thereby shall have been consummated;

                 (k) the interest purchase agreement between Parent and Randal L. Meinke and W. Scott McCullum in substantially the form attached hereto as Exhibit G shall have been entered into by the parties thereto and the transactions contemplated thereby shall have been consummated; and

                 (l) All right, title and interest of the Stockholders in and to the real estate located at 312/312-1/2 Kroeger Street, Anaheim, California 92805 and 316/318 Kroeger Street, Anaheim, California 92805 (which real estate is currently in escrow) shall have been transferred and conveyed to the Company.


                                   ARTICLE X

                                INDEMNIFICATION

         SECTION 10.1 INDEMNIFICATION OF PARENT INDEMNIFIED PARTIES. Subject to the overall limitations and time limitations set forth in Section 10.5 below, each Stockholder, jointly and severally, agrees to indemnify and hold harmless Parent and the Surviving Corporation, and their respective officers, directors, employees, consultants, stockholders and affiliates (which after the Closing shall include the Company) (collectively, the "Parent Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "Damages") which any of the Parent Indemnified Parties may sustain, or to which any of Parent Indemnified Parties may be subjected, relating to or arising directly or indirectly out of any breach or default by the Company or the Stockholders of any of their representations or warranties contained in Article V or VI hereof (determined without regard to any qualifications as to materiality in such representations or warranties) or any covenants or agreements under this Agreement. Any Damages which any Parent Indemnified Party sustains, or to which any of the Parent Indemnified Parties may be subjected, are referred to herein as "Parent Indemnified Costs".

         SECTION 10.2 INDEMNIFICATION OF THE COMPANY INDEMNIFIED PARTIES. Subject to the overall limitations and time limitations set forth in Section
10.5 below, Parent agrees to indemnify and hold harmless the Company, each Stockholder and each officer, director, authorized representative, employee, consultant, stockholder, limited partner, general partner or affiliate of the Company or any Stockholder which is not a natural person (collectively, the "Company Indemnified Parties" and together with Parent Indemnified Parties, the "Indemnified Parties") from and against any and all Damages which any of the Company Indemnified Parties may sustain, or to which any of the Company Indemnified Parties may be subjected, (i) related to or arising directly or indirectly out of any breach or default by Parent or Subsidiary of any of their representations or warranties contained in Article IV hereof (determined without regard to any qualifications as to materiality in such representations or warranties), covenants or agreements under this Agreement or (ii) arising solely from the Stockholders' personal guarantee of indebtedness of the Company listed in the Company Disclosure Schedule. Any Damages which any Company Indemnified Party sustains, or to which any of the Company Indemnified Parties may be subjected, are referred to herein as the "Company Indemnified Costs" and together with Parent Indemnified Costs, the "Indemnified Costs". Any Indemnified Costs arising out of or relating to any breach or default by any party who is obligated to provide indemnification hereunder (an "Indemnifying Party") of any of his, her or its representations, warranties, covenants or agreements under this Agreement are referred to herein as Indemnified Representation Costs.

         SECTION 10.3 DEFENSE OF THIRD-PARTY CLAIMS. An Indemnified Party shall give prompt written notice to any Indemnifying Party of the commencement or assertion of any action, proceeding, demand or claim by a third party (collectively, a "third-party action") in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it, he or she may have to such Indemnified Party under this Article X except to the extent the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle or otherwise dispose of such third-party action on such terms as he, she or it deems appropriate; provided, however, that:

                 (a) the Indemnified Party shall be entitled, at his, her or its own expense, to participate in the defense of such third-party action (provided, however, that the Indemnifying Parties shall pay the attorneys' fees of the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by any such Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Parties shall not have promptly employed counsel reasonably satisfactory to the Indemnified Party to take charge of such third-party action, or (iii) the Indemnified Party's counsel shall have advised the Indemnified Party in writing, with a copy to the Indemnifying Party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel or that there are defenses available to the Indemnified Party that are not available to the Indemnifying Party);

                 (b) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party;

                 (c) to the extent that the Indemnified Party participates in the defense of any third party action as contemplated by Section 10.3(a), the Indemnified Party shall obtain the prior written approval of the Indemnifying Party before entering into or making any settlement, compromise, admission or acknowledgment of the validity of such third party action or any liability in respect thereof;

                 (d) no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such third-party action; and

                 (e) the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at his, her or its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission or acknowledgment of any third-party action (i) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time or (ii) to the extent the third-party action seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, properties, assets condition (financial or other) or results of operations of the Indemnified Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article X and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested.

         SECTION 10.4 DIRECT CLAIMS. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 10.3 because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim except to the extent the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

         SECTION 10.5 LIMITATIONS. Subject to Section 10.6 and Section 12.8 hereof, the following limitations shall apply to claims for Indemnified Costs made pursuant to this Article X; provided, however, that, notwithstanding anything herein to the contrary, the following limitations shall not apply to any claims contemplated by Sections 8.13(l) or 8.13(m) hereof.

                 (a) Limitation as to Time. Except as hereinafter provided, no Indemnifying Party shall be liable for any Indemnified Costs pursuant to this Article X relating to or arising out of any breach of a representation or warranty contained in this Agreement unless a written claim for indemnification in accordance with Section
         10.3 or 10.4 is given by the Indemnified Party to the Indemnifying Party with respect thereto by 5:00 p.m., Eastern time, on the date one year following the Effective Date. Notwithstanding anything in this Agreement to the contrary, there shall be no time limitation with respect to claims relating to or arising out of a breach of a covenant or agreement contained in this Agreement.

                 (b) Limitations on Indemnification. Article X shall not apply to any claims arising under or related to the Employment Agreements, the Escrow Agreement or the Affiliate Agreements.

                 (c) Notwithstanding anything to the contrary set forth herein, in no event shall Parent's or any other Parent Indemnified Party's aggregate liability under this Article X exceed $2,755,000.

         SECTION 10.6  RECOURSE AGAINST ESCROWED SHARES.  Subject to Section
12.8 hereof, any claim by a Parent Indemnified Party against any Stockholder for Parent Indemnified Costs payable under this Article X shall be payable only out of the Escrowed Shares for all amounts due to the Parent Indemnified Party from such Stockholder with respect to such claim and shall be payable in an amount not to exceed the Maximum Escrow Amount (as defined below) of such Stockholder. In no event shall the Parent Indemnified Party be entitled to be paid out of the Escrowed Shares in respect of claims against a Stockholder an amount in excess of such Stockholder's Maximum Escrow Amount. In the event of any claim pursuant to Section 10.1 hereof by a Parent Indemnified Party against one or more Stockholders, each such Stockholder's Maximum Escrow Amount shall be reduced (but not below zero) by such Stockholder's pro rata portion, determined in accordance with the percentage set forth opposite such Stockholder's name on Exhibit B, of the amount paid out of the Escrowed Shares in respect of such claim, and, to the extent that the portion of such claim for which such Stockholder is liable exceeds such Stockholder's Maximum Escrow Amount as of the time of payment of such claim out of the Escrowed Shares, the Parent Indemnified Party shall then be entitled to seek the remaining amount of such claim from such other Stockholders whose respective Maximum Escrow Amounts exceed zero, pro rata based upon the Maximum Escrow Amounts of such Stockholders as of the time of payment of such claim, until such claim has been paid in full or each Stockholder's Maximum Escrow Amount has been reduced to zero. For purposes of this Section 10.6, a Stockholder's "Maximum Escrow Amount" shall mean, at any time, such Stockholder's pro rata share of the Escrowed Shares, less any amounts previously deducted from such Stockholder's Maximum Escrow Amount in accordance with this Section 10.6. For purposes of satisfying a claim for Parent Indemnified Costs under this Section 10.6, the Escrowed Shares shall be valued at the Average Closing Price on the Effective Date. Subject to the provisions of Section 12.8, the parties hereto intend and agree that, notwithstanding anything to the contrary stated in any other paragraph of this Agreement, the Parent Indemnified Parties' sole recourse against the Stockholders for any claim with respect to a breach of this Agreement (other than a claim contemplated by Sections 8.13(l) or 8.13(m) hereof shall be governed by, and subject to the terms and provisions of, the Escrow Agreement.

                                   ARTICLE XI

                       TERMINATION, AMENDMENT AND WAIVER

         SECTION 11.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, by the mutual written consent of the Company and Parent or as follows:

                 (a)      The Company shall have the right to terminate this
         Agreement:

                          (i) upon a material breach of a representation or warranty of Parent contained in this Agreement which has not been cured in all material respects and which has caused any of the conditions set forth in Section 8.2(a) to be incapable of being satisfied by the Termination Date;

                          (ii) if the Merger is not completed by September 30, 1998 (the "Termination Date") (unless due to a delay or default on the part of the Company);

                          (iii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Company and if the Company shall have used reasonable efforts to prevent the entry of such order; or

                          (iv) if Parent (A) fails to perform in any material respect any of its covenants in this Agreement and
                 (B) does not cure such default in all material respects within 30 days after written notice of such default specifying such default in reasonable detail is given to Parent by the Company.

                 (b)      Parent shall have the right to terminate this
         Agreement:

                          (i) upon a material breach of a representation or warranty of the Company or the Stockholders contained in this Agreement which has not been cured in all material respects and which has caused any of the conditions set forth in
                 Section 9.3(a) to be incapable of being satisfied by the Termination Date;

                          (ii) if the Merger is not completed by September 30, 1998 (unless due to a delay or default on the part of Parent);

                          (iii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of Parent and if Parent shall have used reasonable efforts to prevent the entry of such order; or

                          (iv) if the Average Closing Price is less than $21.00. For purposes of this Agreement, "Average Closing Price" shall mean the average of the daily closing prices per share of Parent Common Stock (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source chosen by Parent) during the 10 consecutive trading days in which such shares are traded on Nasdaq, ending at the close of trading on the trading day preceding Parent's public announcement of this Agreement (such amount to be appropriately adjusted for any stock split or stock dividend or distribution, combination or other change in Parent Common Stock).

         SECTION 11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company pursuant to the provisions of
Section 11.1, this Agreement shall forthwith become void and there shall be no liability or further obligation on the part of the Company, Parent, Subsidiary or their respective officers or directors (except with respect to this

Section 11.2, the second sentence of Section 8.1(a) and Sections 8.1(b), 8.6 and 12.4, all of which shall survive the termination). Nothing in this Section
11.2 shall relieve any party from liability for any willful and intentional breach of any covenant or agreement of such party contained in this Agreement.

         SECTION 11.3 AMENDMENT. This Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law. Such amendment may take place at any time prior to the Closing Date, and, subject to applicable law, whether before or after approval by the stockholders of the Company, Parent or Subsidiary.

         SECTION 11.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE XII

                               GENERAL PROVISIONS

         SECTION 12.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         (a) Except as set forth in Section 12.1(b) of this Agreement, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

         (b) Each representation, warranty, covenant and agreement set forth in this Agreement shall survive the Effective Time. Each representation and warranty made by any of the parties to this Agreement shall expire on the last day, if any, that any claims for breaches of such representation and warranty may be made pursuant to Section 10.5 hereof, except that any such representation or warranty that has been made the subject of a third-party or direct claim prior to such expiration date shall survive with respect to such claim until the final resolution of such claim pursuant to Article X. Except as otherwise specifically stated in this Agreement, all covenants and agreements in this Agreement shall survive the Closing indefinitely.

         SECTION 12.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail

(return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      If to Parent or Subsidiary to:

                                  First Sierra Financial, Inc.
                                  600 Travis Street, Suite 7050
                                  Houston, Texas 77002
                                  Attention:  Chief Executive Officer
                                  Facsimile:  (713) 221-1818

                          with a copy to:

                                  McDermott, Will & Emery
                                  600 13th Street, N.W.
                                  Washington, DC 20005-3096
                                  Attention:  Karen A. Dewis, Esq.
                                  Facsimile:  (202) 756-8164

                 (b)      If to the Company, to:

                                  The Republic Group, Inc.
                                  608 East Broadway, Suite 100
                                  Anaheim, CA 92805
                                  Attention:  James T. Raeder
                                  Facsimile:  (714) 774-7505

                          with a copy to:

                                  Jeffers, Wilson, Shaff & Falk, LLP
                                  18881 Von Karman Avenue, Suite 1400
                                  Irvine, CA 92612
                                  Attention:  Barry D. Falk, Esq.
                                  Facsimile:  (949) 660-7799

         SECTION 12.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the parties.

         SECTION 12.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) shall not be assigned by operation of law or otherwise, except that Subsidiary may assign this Agreement to any other wholly-owned subsidiary of Parent. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE. THE EXCLUSIVE VENUE FOR THE ADJUDICATION OF ANY DISPUTE OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE THEREOF SHALL BE THE COURTS LOCATED IN THE STATE OF DELAWARE AND THE PARTIES HERETO AND THEIR AFFILIATES EACH CONSENT TO AND HEREBY SUBMIT TO THE JURISDICTION OF ANY COURT LOCATED IN THE STATE OF DELAWARE.

         SECTION 12.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 12.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement other than as provided in Section 7.13.

         SECTION 12.7 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         SECTION 12.8 NO WAIVER RELATING TO CLAIMS FOR FRAUD. The liability of any party under Article X shall be in addition to, and not exclusive of any other liability that such party may have at law or equity based on such party's intentional misrepresentations or fraudulent acts or omissions. None of the provisions set forth in this Agreement, including, but not limited to, the provisions set forth in Sections 10.5(a) (relating to limitations on the period of time during which a claim for indemnification may be brought), or 10.5(b) (relating to liability caps), shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or equity based on any other party's intentional misrepresentations or fraudulent acts or omissions, nor shall any such provisions limit, or be deemed to limit, (a) the amounts of recovery sought or awarded in any such claim for fraud, (b) the time period during which a claim for fraud may be brought, or (c) the recourse which any such party may seek against another party with respect to a claim for fraud; provided, that with respect to such rights and remedies at law or equity, the parties further acknowledge and agree that none of the provisions of this Section 12.8, nor any references to this Section 12.8 throughout this Agreement, shall be deemed a waiver of any defenses which may be available in respect of actions or claims for fraud, including but not limited to, defenses of statutes of limitations or limitations of damages.

         SECTION 12.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Parent, Subsidiary, the Company and Stockholders have caused this Agreement to be signed by their respective officers and attested to as of the date first written above.

                                     FIRST SIERRA FINANCIAL, INC.

Attest:

                                     By:
----------------------------            ------------------------------
Secretary                            Name:
                                     Title:



                                     SIERRA ACQUISITION
                                     CORPORATION II

Attest:

                                     By:
----------------------------            ------------------------------
Secretary                            Name:
                                     Title:



                                     THE REPUBLIC GROUP, INC.


                                     By:
----------------------------            ------------------------------
Secretary                            Name:
                                     Title:



                                     STOCKHOLDERS:




                                     ---------------------------------
                                     JAMES T. RAEDER



                                     ---------------------------------
                                     MARK G. McQUITTY





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